Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 15, 2007 in the Registration Statement (Form S-1) and related Prospectus of DemandTec, Inc. for the registration of shares of its common stock.

San Francisco, California	/s/ ERNST & YOUNG LLP
May 24, 2007